EXHIBIT 10.1
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                        NATIONSBANK, N.A.
                     RESTATED LOAN AGREEMENT
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     This Restated Loan Agreement (the "Agreement") dated as of
November 25, 1997, by and between NationsBank, N.A. f/k/a NationsBank, N.A. (South) as successor in interest to NationsBank of Florida, N.A., a national banking association ("Bank" or "Lender") and the Borrower described below. This Agreement shall replace and supersede that certain loan agreement dated August 31, 1994, as amended, between Bank and Borrower.

     In consideration of the Loan or Loans described below and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, Bank and Borrower agree as follows:

     1. DEFINITIONS AND REFERENCE TERMS. In addition to any other terms defined herein, the following terms shall have the meaning set forth with respect thereto:

          A.   Borrower: Elcotel, Inc. ("Elcotel"), Elcotel
Direct, Inc., ("Elcotel Direct") and Elcotel Hospitality
Services, Inc., ("Elcotel Hospitality"), all Delaware corporations, and all subsidiaries, each jointly and severally.

          B.   Borrower's Address:

          6428 Parkland Drive
          Sarasota, FL 34243

          C. Collateral. As collateral for the Loan and any other indebtedness of the Borrower, Borrower has granted a first priority lien on all assets of Borrower, now owned or hereinafter acquired and wherever located, including but not limited to all accounts receivable, notes receivable and inventory of Borrower.

          D. Current Assets. Current Assets means the aggregate amount of all of its assets which would, in accordance with GAAP, properly be defined as current assets, but excluding the following items, if any: N/A

          E. Current Liabilities. Current Liabilities means the aggregate amount of all current liabilities as determined in accordance with GAAP, but in any event shall include all liabilities except those having a maturity date which is more than one year from the date as of which such computation is being made.

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          F.   Debt Service Coverage Ratio. Debt Service Coverage
Ratio means Borrower's Net income ("NI") + Depreciation ("D") + Amortization ("AMORT") less Dividends ("DIV"), all divided by Current Maturities of Long Term Debt ("CMLTD") and Current Maturities of Capital Leases ("CMCL") (i.e. NI + D + AMORT - DIV
                                            --------------------
                                              CMLTD + CMCL).


          G. Domestic Accounts Receivable. Domestic Accounts Receivable shall mean trade accounts receivable of Borrower arising from and after the date hereof from the sale of goods in the ordinary course of business to any entity formed under the laws of the United States of America, and its territories, or its 50 states.

          H. Eligible Accounts Receivable. Eligible Accounts Receivable means: (1) All Domestic Accounts Receivable of the Borrower, which, as of the date of any such determination: (i) are not owed by or in respect of a director, officer, employee, agent, subsidiary or affiliate of the Borrower; (ii) have not been owing for more than 90 days from the invoice date relating thereto; (iii) are not accounts with respect to which the Borrower is or might become liable to the account debtor for goods sold or services rendered to the Borrower; and (iv) are not owed by the United States or any agency, department or instrumentality thereof; (2) All Foreign Open Accounts Receivable of the Borrower which as of the date of any such determination have not been owing for more than ninety (90) days from the invoice date relating thereto, provided however that the total of all such Foreign Open Accounts Receivable to be included in the Borrowing Base shall not exceed 10% of the total of all Eligible Accounts Receivable including Foreign Open Accounts Receivable;
(3) All other Foreign Accounts Receivable, except for Foreign Open Accounts Receivable, of Borrower which are (i) secured by letters of credit which are satisfactory to Bank in its sole discretion (ii) covered by export credit insurance or an Exim Bank guaranty satisfactory to Bank in its sole discretion, (iii) are factored through Bank or an affiliate of Bank or (iv) for goods shipped through international site documentation and collection satisfactory to Bank in its sole discretion.

          I. Eligible Inventory. That portion of inventory on hand exclusive of any work in progress and excluding equipment.

          J. Foreign Accounts Receivable. Foreign Accounts Receivable shall mean trade accounts receivable of Borrower arising from and after the date hereof from the sale of goods in the ordinary course of business to any entity not formed under the laws of the United States of America, and its territories, or any of its 50 states.

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          K.   Foreign Open Accounts Receivable.  Foreign Open
Accounts Receivable shall mean those Foreign Accounts Receivable of Borrower which are not: (i) secured by letters of credit satisfactory to Bank, (ii) covered by export credit insurance or an Exim Bank guaranty satisfactory to Bank, (iii) factored through the Bank or an affiliate of the Bank, or (iv) for goods shipped through international site documentation and collections satisfactory to Bank.

          L. Interest Coverage Ratio. Interest Coverage Ratio means Borrower's earnings before interest and taxes divided by Borrower's interest expense, as determined in accordance with GAAP.

          M. Loan(s). Loan(s) means collectively any and all loans heretofore or hereafter made by Bank to the Borrower.

          N. Loan Documents. Loan Documents means this Loan Agreement and any and all promissory notes executed by Borrower in favor of Bank and all other documents, instruments, guarantees, certificates and agreements executed and/or delivered by Borrower, any guarantor or third party in connection with any Loan, including but not limited to the previous loan documents executed and delivered in connection with the loans consolidated by the Line of Credit Note and Mortgage Note.

          O. Tangible Net Worth. Tangible Net Worth means the amount by which total assets exceed total liabilities in accordance with GAAP, less the following items, if any: (a) ANY NOTES FROM SHAREHOLDERS, OFFICERS, DIRECTORS OR EMPLOYEES IN FAVOR OF BORROWER AND (b) ANY GENERAL INTANGIBLE ASSETS, AS DETERMINED IN ACCORDANCE WITH GAAP.

          P.   TSG. TSG shall mean Technology Service Group, Inc.

          Q. TSG Merger Agreement. TSG Merger Agreement shall mean that certain Agreement and Plan of Merger dated as of August
13, 1997 by and among Elcotel, Elcotel Hospitality and TSG.

          R. Accounting Terms. All accounting, terms not specifically defined or specified herein shall have the meanings generally attributed to such terms under generally accepted accounting principles ("GAAP"), as in effect from time to time, consistently applied, with respect to the financial statements referenced in Section 3.H. and 4.B. hereof.

     2.   LOANS.

          A. Loan. Bank hereby agrees to refinance existing loans to Borrower in the principal amounts of $2,000,000.00 (with a current balance of $1,035,000.00), $2,850,000.00, $950,000.00 and $1,408,864.28 of a previous $3,050,000.00 loan, and to make a

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new line of credit loan in the amount of $7,791,135.72 for a total consolidated line of credit loan in the amount of $15,000,000.00 and to renew a $315,173.80 mortgage loans and to make a $1,604,826.20 future advance loan to Elcotel to be consolidated with the $315,173.80 renewal loan for a $1,920,000.00 consolidated mortgage loan. The obligation to repay the loans is evidenced by a $2,000,000.00 note dated August 31, 1996 (as extended by Note Modification Agreement dated August 20,
1997), a $2,850,000.00 note dated October 2, 1997, a $950,000.00 note dated October 2, 1997, a $3,050,000.00 note dated October 2, 1997, a $1,408,864.28 and a $7,791,135.72 note both dated
November 25, 1997, all as consolidated by a $15,000,000.00 Consolidation Promissory Note, dated November 25, 1997 (all such notes together with any other promissory notes heretofore or hereafter executed by Borrower in favor of Bank and any and all renewals, extensions or rearrangements thereof being hereafter collectively referred to as the "Line of Credit Note") and by a $315,173.80 renewal note, a $1,604,826.20 future advance note and a $1,920,000.00 Consolidated Promissory Note all dated on or about even date herewith (such notes together with any and all renewals, extensions or rearrangements thereof are hereinafter collectively called the "Mortgage Note") having a maturity date, repayment terms and interest rate as set forth in the Line of Credit Note and Mortgage Note.

          B. Revolving Credit Feature. Subject to the terms and provisions of this Agreement, the Line of Credit Note provides for a revolving line of credit (the "Line") under which Borrower may from time to time, borrow, repay and re borrow funds, not to exceed the Borrowing Base formula set forth in paragraph 2.D. below at any one time outstanding. Requests for advances must be accompanied by certification of an authorized officer of Borrower that Borrower is not in default of the Loan Documents. Each advance under the Line shall be in increments of $1.00 to facilitate AutoPay or AutoBorrow through the Bank's treasury management system.

          C.   Intentionally Deleted.

          D. Borrowing Base. Borrowings under the Line of Credit Note will be based upon a Borrowing Base formula and at no time will the outstanding principal balance of the Loan exceed the lesser of: (a) $15,000,000.00 or (b) the sum of 80%f Eligible Accounts Receivable plus 40% of Eligible Inventory (which inventory portion of the Loan will be capped at $5,000,000.00) minus the aggregate face amount of all outstanding Letters of Credit as hereinafter defined; provided however, from and after the date hereof through March 31, 1998 the 40% of Eligible Inventory limitation and the $5,000,000.00 cap on Eligible Inventory shall not apply. Further provided, commencing April 1,

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1998 such 40% limitation and $5,000,000.00 cap shall be
reinstated and commencing April 1, 1999 the 40% limitation on Eligible Inventory shall be changed to 30% and the $5,000,000 cap will remain in place. Borrower, at its expense shall deliver or cause to be delivered to Bank within 30 days of written request by Bank throughout the term of the Loan, an Eligible Inventory Report, in form satisfactory to Bank from Borrower or at Bank's option, some other inspector chosen by Bank listing all of Borrower's Eligible Inventory on hand. On the day of a draw request, the Borrower shall submit to Bank a certification, in form satisfactory to Bank, that Borrower is not in default under the Loan Agreement, the Line of Credit Note, or other Loan Documents. Borrower on a consolidated basis, will provide Borrowing Base Certificates monthly, or at any such time as required by Bank, which Borrowing Base Certificate shall calculate the availability under the full commitment of the Line, in form attached hereto as Exhibit "A", or such other form as Bank determines to be acceptable in its sole discretion. Included in the calculation shall be any Letters of Credit which are being secured by the Loan. The monthly Borrowing Base Certificate shall be provided within 20 days of month end. If at any time the outstanding balance of the Note exceeds the Borrowing Base, the Borrower shall have 30 days to cure such default.

          E. Letter of Credit Subfeature. As a subfeature under the Line, Bank may from time to time issue letters of credit for the account of Borrower (each, a "Letter of Credit" and collectively, "Letters of Credit"); provided, however, that the form and substance of each Letter of Credit shall be subject to approval by Bank in its sole discretion; and provided further that the aggregate undrawn amount of all outstanding Letters of Credit shall not at any time exceed the undrawn balance of the Line of Credit Note. Unless otherwise agreed by the Bank, each Letter of Credit shall be issued for a term not to exceed one year, as designated by Borrower, provided, however, if Line of Credit Note is in default or if any Letter of Credit which shall have an expiration date subsequent to November 25, 2002 and the term of the Line of Credit Note is not renewed for a period beyond such expiration date, upon such default or the maturity date of the Line of Credit Note, as applicable, Borrower hereby agrees that Borrower shall either: (i) deposit with Lender and pledge as security for all outstanding Letter(s) of Credit, cash in the amount of all outstanding Letter(s) of Credit or other collateral satisfactory to Bank in its sole discretion, or (ii) Borrower shall immediately make application to another financing institution to issue such letters of credit in replacement of the Letters of Credit and shall agree to such financial institution's conditions to the issuance of the replacement letters of credit without reservation. The failure to provide the Bank with (i) replacement letters of credit for the benefit of beneficiary, as defined in the Letters of Credit, and the beneficiary's authorization to cancel the Letters of Credit or (ii) the cash or

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additional collateral, within fifteen (15) days of Bank's written request shall constitute an event of default under this Restated Loan Agreement. In connection with the deposit of cash or additional collateral, Borrower agrees to execute and deliver such pledges, security agreements, financing statements or other loan documents reasonably required by Lender. The undrawn amount of all Letters of Credit plus any and all amounts paid by Bank in connection with drawings under any Letter of Credit for which the Bank has not been reimbursed shall be reserved under the Line and shall not be available for advances thereunder. Each draft paid by Bank under a Letter of Credit shall be deemed an advance under the Line and shall be repaid in accordance with the terms of the Line; provided however, that if the Line is not available for any reason whatsoever, at the time any draft is paid by Bank, or if advances are not available under the Line in such amount due to any limitation of borrowing set forth herein, then the full amount of such drafts shall be immediately due and payable, together with interest thereon, from the date such amount is paid by Bank to the date such amount is fully repaid by Borrower, at that rate of interest applicable to advances under the Line. In such event, Borrower agrees that Bank, at Bank's sole discretion may debit Borrower's deposit account with Bank for the amount of such draft.

          F. Fees. Borrower will pay to Bank, prior to and as a condition of Bank issuing the Letter of Credit, and on each yearly anniversary date of such Letters of Credit with an expiry date in excess of one year, a fee equal to the greater of: (i) $300.00, or (ii) one and one half percent (1.5%) of the face value of each Letter of Credit issued up to $1,000,000.00, and one percent (1.0%) of the face value of each Letter of Credit with a face value in excess of $1,000,000.00.

          G. Usage Fee. Borrower will pay hereafter on April 10, 1998 and on the 10th day of each calendar quarter thereafter for the period from and including January 1, 1998 to and including the maturity date of the Line, a usage fee at a rate per annum of .25% of the difference between $15,000,000 and the average daily outstanding principal balance under the Line of Credit Note. For purposes of this calculation, the portion of the Line restricted due to issuance of Letters of Credit shall be deemed outstanding under the Line. The Borrower may at any time upon written notice to the Bank permanently reduce the amount of the Line at which time the obligation of the Borrower to pay a usage fee shall thereupon correspondingly be reduced.

          H. Accounts; Increase of Line of Credit Note Interest Rate. Borrower, to induce Bank to make the Loan, agrees to maintain its principal operating accounts with Bank. Borrower acknowledges that the interest rate and terms of the Line of Credit Note are based upon this covenant and the terms of this

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Agreement, and should Borrower breach this covenant or the terms of this Agreement, which breach is not cured within five (5) days, at the option of Bank, the interest rate due under the Line of Credit Note shall automatically and immediately be adjusted to two percent (2%) in excess of the non-default interest rate charged under the Line of Credit Note. The curative period set forth herein shall not be in addition to any other curative period set forth in the Loan Documents.

          I. Use of Loan Proceeds. Borrower covenants and agrees with Lender that the future advance loan proceeds shall be used solely to refinance a portion of that certain $3,050,000.00 note dated October 2, 1997, and that the Line of Credit Note proceeds shall be used solely to: (i) refinance the remainder of Borrower's existing debt with Bank, (ii) for loan closing costs,
(iii) to finance the merger of Elcotel Hospitality into TSG pursuant to the TSG Merger Agreement and (iv) to provide working capital. In connection therewith, Borrower covenants and agrees with Lender that no portion of the Line shall be used to finance the merger of Elcotel Hospitality into TSG unless and until the following conditions have been met:

          (a) the shareholders of TSG and Elcotel Hospitality, at duly held meetings or by unanimous written consent, approve the merger of TSG and Elcotel Hospitality pursuant to the TSG Merger Agreement.

          (b) Bank shall have been provided with payoff estoppel letters from all creditors of TSG holding a security interest in any of the TSG assets to be indirectly acquired by Elcotel by acquiring 100% of the Stock of TSG through the TSG Merger Agreement, and the funds available through the Line, are sufficient to satisfy all of such debt. In the event there is a deficiency between the funds available under the Line and the amount necessary to satisfy all of such debt, prior to advancing funds Borrower shall provide to Bank sufficient funds to fully pay such deficiency.

          (c) Borrower shall not be in default under this Restated Loan Agreement or other Loan Documents.

          (d) Simultaneously with the consummation of the merger of Elcotel Hospitality into TSG, TSG shall execute and deliver to Bank such UCC-1 financing statements and confirmations and assumption of all of Elcotel Hospitality's obligations under the Loan Documents as Bank shall require.

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          (e)  Borrower shall have provided, or Bank obtained,
     evidence that upon TSG executing and delivering the confirmation, assumption and UCC-1 financing statements and upon payment to the creditors of TSG holding a security interest in the assets to be indirectly acquired by Elcotel by acquiring 100% of the stock of TSG, that Bank's security interest in all of such assets shall be a first priority security interest.

          3. REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and warrants to Bank as follows:

          A. Good Standing. Borrower is a corporation, duly organized, validly existing and in good standing under the laws of Delaware and has the power and authority to own its property and to carry on its business in each jurisdiction in which Borrower does business with the exception that Elcotel Hospitality is not yet qualified to do business in the State of Florida.

          B. Authority and Compliance. Borrower has full power and authority to execute and deliver the Loan Documents and to incur and perform the obligations provided for therein, all of which have been duly authorized by all proper and necessary action of the appropriate governing body of Borrower. No consent or approval of any public authority or other third party is required as a condition to the validity of any Loan Document, and Borrower is in compliance with all laws and regulatory requirements to which it is subject.

          C.   Binding Agreement. This Agreement and the other
Loan Documents executed by Borrower constitute valid and legally binding obligations of Borrower, enforceable in accordance with their terms.

          D.   Litigation. There is no proceeding involving
Borrower pending or, to the knowledge of Borrower, threatened before any court or governmental authority, agency or arbitration authority, except as disclosed to Bank in writing and acknowledged by Bank prior to the date of this Agreement.

          E. No Conflicting Agreements. There is no charter, bylaw, stock provision, partnership agreement or other document pertaining to the organization, power or authority of Borrower and no provision of any existing agreement, mortgage, indenture or contract binding on Borrower or affecting its property, which would conflict with or in any way prevent the execution, delivery or carrying out of the terms of this Agreement and the other Loan Documents.

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          F.   Ownership of Assets. Borrower has good title to
its assets, and its assets are free and clear of liens, except those granted to Bank and as disclosed to Bank in writing prior to the date of this Agreement.

          G. Taxes. All taxes and assessments due and payable by Borrower have been paid or are being contested in good faith by appropriate proceedings and the Borrower has filed all tax returns which it is required to file.

          H. Financial Statements. The financial statements of Borrower heretofore delivered to Bank have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved and fairly present Borrower's financial condition as of the date or dates thereof, and there has been no material adverse change in Borrower's financial condition or operations since June 30, 1997. To the best of Borrower's knowledge, all factual information furnished by Borrower to Bank in connection with this Agreement and the other Loan Documents is and will be accurate and complete on the date as of which such information is delivered to Bank and is not and will not be incomplete by the omission of any material fact necessary to make such information not misleading.

          I. Place of Business. Borrower's chief executive office is located at:

          6428 Parkland Drive
          Sarasota, FL 34243

          J. Environmental Matters. The conduct of Borrower's business operations do not and will not violate any federal laws, rules or ordinances for environmental protection, regulations of the Environmental Protection Agency and any applicable local or state law, rule, regulation or rule of common law and any judicial interpretation thereof relating primarily to the environment or Hazardous Materials and Borrower will not use or permit any other party to use any Hazardous Materials at any of Borrower's places of business or at any other property owned by Borrower except such materials as are incidental to Borrower's normal course of business, maintenance and repairs and which are handled in compliance with all applicable environmental laws. Borrower agrees to permit Bank, its agents, contractors and employees to enter and inspect any of Borrower's places of business or any other property of Borrower at any reasonable times upon three (3) days prior notice for the purposes of conducting an environmental investigation and audit (including taking physical samples) to insure that Borrower is complying with this covenant and Borrower shall reimburse Bank on demand for the costs of any such environmental investigation and audit. Borrower shall provide Bank, its agents, contractors, employees

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and representatives with access to and copies of any and all data and documents relating to or dealing with any Hazardous Materials used, generated, manufactured, stored or disposed of by Borrower's business operations within five (5) days of the request therefore.

          K. Continuation of Representation and Warranties. All representations and warranties made under this Agreement shall be deemed to be made at and as of the date hereof and at and as of the date of any future advance under any Loan.

     4. AFFIRMATIVE COVENANTS. Until full payment and performance of all obligations of Borrower under the Loan
Documents, Borrower will, unless Bank consents otherwise in writing (and without limiting any requirement of any other Loan
Document):

          A. Financial Condition. Maintain Borrower's financial condition on a consolidated basis as follows, determined in accordance with GAAP applied on a consistent basis throughout the period involved except to the extent modified by the following definitions:

     i. Maintain a consolidated ratio of Current Assets to Current Liabilities of not less than:

          a. 1.5 to 1.0 for each calendar quarter, measured on a rolling four quarter basis from company prepared statements.


          b. 1.5 to 1.0 for fiscal year end measured from the consolidated audited financial statements of
               Borrower.

     ii. Maintain a consolidated Debt Service Coverage Ratio of not less than 1.3 to 1.0, measured on a rolling four (4) quarter basis from the consolidated annual and quarterly financial statements of Borrower.

     iii. Maintain a consolidated ratio of Total Liabilities (as determined in accordance with GAAP) to Tangible Net Worth of not more than 1.25 to 1.0 measured on a rolling four quarter basis for each calendar quarter and fiscal year end.

     iv. Maintain a consolidated Interest Coverage Ratio of greater than 3.0 to 1.0 measured on a rolling four quarter basis from the consolidated annual and quarterly financial statements of Borrower.

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          B.   Financial Statements and Other Information.
Maintain a system of accounting satisfactory to Bank and in accordance with GAAP applied on a consistent basis throughout the period involved, permit Bank's officers or authorized representatives to visit and inspect Borrower's books of account and other records at such reasonable times and as often as Bank may desire, and pay the reasonable fees and disbursements of any accountants or other agents of Bank selected by Bank for the foregoing purposes. Unless written notice of another location is given to Bank, Borrower's books and records will be located at Borrower's chief executive office set forth above. All financial statements called for below shall be prepared in form and content acceptable to Bank and by independent certified public accountants acceptable to Bank.

In addition, Borrower will:

     i. Furnish to Bank unqualified and audited financial statements of Borrower on a consolidated and consolidating basis for each fiscal year of Borrower, within 120 days after the close of each such fiscal year.

     ii. Furnish to Bank company prepared financial statements (including a balance sheet and profit and loss statement and including results for the immediately preceding twelve month period) of Borrower on a consolidated and consolidating basis for each quarter of each fiscal year of Borrower, within 45 days after the close of each such period.

     iii. Furnish to Bank a compliance certificate for (and executed by an authorized representative of) Borrower, concurrently with and dated as of the date of delivery of each of the financial statements as required in paragraphs i and ii above, containing (a) a certification that the financial statements of even date are true and correct and that the Borrower is not in default under the terms of this Agreement, and
(b) computations and conclusions, in such detail as Bank may request, with respect to compliance with all representations, warranties, and covenants contained in this Agreement, and the other Loan Documents, and including computations of all quantitative covenants.

     iv. Furnish to Bank promptly such additional information, reports and statements respecting the business operations and financial condition of Borrower, from time to time, as Bank may reasonably request including but not limited to all filings with the Securities and Exchange Commission as and when filed.

          C. Insurance. Maintain product liability insurance for all its products, in amounts and form satisfactory to Bank from an insurer acceptable to Bank in its sole discretion.

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Maintain insurance with responsible insurance companies on such of its properties, in such amounts and against such risks as is customarily maintained by similar businesses operating in the same vicinity, specifically to include fire and extended coverage insurance covering all assets, business interruption insurance, workers compensation insurance and liability insurance, all to be with such companies and in such amounts as are satisfactory to Bank and with respect to insurance on the Collateral, to contain a mortgagee clause naming Bank as a loss payee or an additional insured (as applicable) as its interest may appear and providing for at least 30 days prior notice to Bank of any cancellation thereof. Satisfactory evidence of such insurance will be supplied to Bank 30 days prior to each policy renewal. Bank acknowledges that Liberty Mutual Insurance Company and the current coverages disclosed to Bank are acceptable to Bank.

          D. Existence and Compliance. Maintain its existence, good standing and qualification to do business, where required and comply with all applicable laws, regulations and governmental requirements including, without limitation, the Occupational Safety and Health Act, Pension Guaranty Board requirements, Employee Retirement Income Security Act, Americans with Disabilities Act, Environmental Protection Agency regulations, and any other environmental laws applicable to it or to any of its property, business operations and transactions. Elcotel covenants and agrees immediately after the merger of Elcotel Hospitality into TSG to cause TSG to file with the applicable governmental agency to qualify to do business in the State of Florida and to provide to Bank evidence within 30 days from the date hereof that it has so qualified to do business in the State of Florida.

          E. Adverse Conditions or Events. Promptly advise Bank in writing of (i) any condition, event or act which comes to its attention that would or might materially adversely affect Borrower's financial condition or operations, the Collateral, or Bank's rights under the Loan Documents, (ii) any litigation filed by or against Borrower exceeding $50,000, (iii) any event that has occurred that would constitute an event of default under any Loan Documents and (iv) any uninsured or partially uninsured loss through fire, theft, liability or property damage in excess of an aggregate of $25,000.00.

          F. Taxes and Other Obligations. Pay all of its taxes, assessments and other obligations, including, but not limited to taxes, costs or other expenses arising out of this transaction, as the same become due and payable, except to the extent the same are being contested in good faith by appropriate proceedings in a diligent manner.

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          G.   Maintenance. Maintain all of its tangible property
in good condition and repair and make all necessary replacements thereof, and preserve and maintain all licenses, trademarks, privileges, permits, franchises, certificates and the like necessary for the operation of its business.

          H. Notification of Environmental Claims. Borrower shall immediately advise Bank in writing of (i) any and all enforcement, cleanup, remedial, removal, or other governmental or regulatory actions instituted, completed or threatened pursuant to any applicable federal, state, or local laws, ordinances or regulations relating to any Hazardous Materials affecting Borrower's business operations; and (ii) all claims made or threatened by any third party against Borrower relating to damages, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials. Borrower shall immediately notify Bank of any remedial action taken by Borrower with respect to Borrowers business operations.

          I. Facilities Leases. Except as waived in writing by Bank from time to time, cause the landlord's lien rights, if any, arising from all facilities leased to Borrower to be fully subordinate to the Loan Documents.

          J. Borrower covenants and agrees that within 60 days from the date hereof, Borrower will provide to Lender, a company prepared balance sheet for Borrower setting forth the new loan indebtedness to Bank and the equity structure of Borrower
(including the assets acquired pursuant to the TSG Merger
Agreement).

     5. NEGATIVE COVENANTS. Until full payment and performance of all obligations of Borrower under the Loan Documents, Borrower will not, without the prior written consent of Bank (and without limiting any requirement of any other Loan Documents):

          A. Capital Expenditures. Make non-financed capital expenditures during each fiscal year (including capitalized leases) exceeding in the aggregate $500,000.00

          B. Transfer of Assets or Control. Sell, lease, assign or otherwise dispose of or transfer any assets, except in the normal course of its business, or enter into any merger, consolidation, partnership, joint venture, sale/leaseback agreement, or transfer control or ownership of the Borrower or create or acquire any subsidiary, not a party to the agreements executed in connection with the Loan. Provided however, Bank hereby consents to the merger between TSG and Elcotel Hospitality pursuant to the TSG Merger Agreement.

          C. Liens. Grant, suffer or permit any contractual or noncontractual lien on, or security interest in, its assets, except in favor of Bank, and except for any purchase money security interest in chattels; or fail to promptly pay when due all lawful claims, whether for labor, materials or otherwise.

          D. Extensions of Credit. Make any loan or advance to any officers or stockholders of Borrower, or any individual, partnership, corporation or other entity.

          E. Borrowings. Create, incur, assume or become liable in any manner for any indebtedness (for borrowed money, deferred payment for the purchase of assets, lease payments, as surety or guarantor for the debt for another, or otherwise) other than to Bank, except for normal trade debts and credit leases incurred in the ordinary course of Borrower's business, and except for existing indebtedness disclosed to Bank in writing and acknowledged by Bank prior to the date of this Agreement.

          F. Dividends and Distributions. Make any distribution (other than dividends payable in capital stock of Borrower) on any shares of any class of its capital stock, or apply any of property or assets to the purchase, redemption or other retirement of any shares of any class of capital stock of Borrower, or in any way amend its capital structure, or pay any dividends if in default.

          G. Character of Business. Change the general character of business as conducted at the date hereof, or engage in any type of business not reasonably related to its business as presently conducted.

                    H.   Acquire or purchase any stocks,
partnership interest or other equity interest in any other entity; provided however Borrower shall be entitled to acquire, purchase or invest in obligations of the U.S. Government and its agencies and shall be entitled to acquire, purchase or invest in a capital stock of any subsidiary of Borrower.

     6. DEFAULT. Borrower shall be in default under this Agreement and under each of the other Loan Documents if any of the following events occurs before the loan is fully repaid:

          A. Default in Payment. Any default in the payment of principal and/or interest due and owing under the Loans.

          B. Failure of Performance. Any failure to timely and properly observe, keep or perform any term, covenant, agreement or condition in any Loan Document or in any other loan agreement, promissory note, security agreement, deed of trust, mortgage, assignment or other contract securing or evidencing payment of any indebtedness of Borrower to Bank or any affiliate or subsidiary of NationsBank Corporation.

          C. Violation of Representations or Warranties Provision. Any warranty, representation, or statement made or furnished to the Bank by Borrower in connection with the Loans and this Agreement (including any warranty, representation, or statement in the Borrower's financial statement(s)) or to induce the Bank to renew the Loans is untrue or misleading in any material respect.

          D. Bankruptcy. Any voluntary or involuntary bankruptcy, reorganization, insolvency, arrangement, receivership, or similar proceeding is commenced by or against Borrower under any federal or state law, or Borrower makes any assignment for the benefit of creditors.

          E. Cross-Default. Any default hereunder shall constitute a default under any other mortgage, note, obligation or agreement of Borrower held by Bank. The agreements contained in this paragraph to create cross defaults under all mortgages, notes, obligations and agreements between Borrower and Bank, whether currently existing or hereafter created, in the event of a default under one or more of such mortgages, notes, obligations or agreements is a material and specific inducement and consideration for the making by Bank of the Loan evidenced by the Line of Credit Note and Mortgage Note.

     7. REMEDIES UPON DEFAULT. If an event of default shall occur Bank shall have all rights, powers and remedies available under each of the Loan Documents as well as all rights and remedies available at law or in equity.

     8. NOTICES. All notices, requests or demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing delivered to the other party at the following address:

          Borrower:
          Elcotel Direct, Inc.
          Elcotel Hospitality Services, Inc.
          Elcotel, Inc.
          6428 Parkland Drive
          Sarasota, FL 34243
          Attn:     Ronald M. Tobin

          Bank:
          NationsBank, N.A.
          1605 Main Street
          Sarasota, FL 34236
          Attn:     Nathan Coon, Vice President


or to such other address as any party may designate by written notice to the other party. Each such notice, request and demand shall be deemed given or made as follows:

          A.   If sent by hand delivery, upon delivery;

          B. If sent by mail, upon the earlier of the date of receipt or five (5) days after deposit in the U.S. Mail, first class postage prepaid.

     9. COSTS. EXPENSES AND ATTORNEYS FEES. Borrower shall pay to Bank immediately upon demand the full amount of all costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of Bank's in house counsel), incurred by Bank in connection with (a) a default hereunder by Borrower, and (b) Bank's continued administration after such default.

     10. MISCELLANEOUS. Borrower and Bank further covenant and agree as follows, without limiting any requirement of any other
Loan Document:

          A. Cumulative Rights and No Waiver. Each and every right granted to Bank under any Loan Document, or allowed it by law or equity shall be cumulative of each other and may be exercised in addition to any and all other rights of Bank, and no delay in exercising any right shall operate as a waiver thereof, nor shall any single or partial exercise by Bank of any right preclude any other or future exercise thereof or the exercise of any other right. Borrower expressly waives any presentment, demand, protest or other notice of any kind, including but not limited to notice of intent to accelerate and notice of acceleration. No notice to or demand on Borrower in any case shall, of itself, entitle Borrower to any other or future notice or demand in similar or other circumstances.

          B. Applicable Law. This Restated Loan Agreement and the rights and obligations of the parties hereunder shall be governed by and interpreted in accordance with the laws of Florida and applicable United States federal law.

          C. Amendment. No modification, consent, amendment or waiver of any provision of this Restated Loan Agreement, nor consent to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by an officer of Bank, and then shall be effective only in the specified instance and for the purpose for which given. This Restated Loan Agreement is binding upon Borrower, its successors and assigns, and inures to the benefit of Bank, its successors and assigns; however, no assignment or other transfer of Borrower's rights or obligations hereunder shall be made or be effective without Bank's prior written consent, nor shall it relieve Borrower of any obligations hereunder. There is no third party beneficiary of this Restated Loan Agreement.

          D. Documents. All documents, certificates and other items required under this Restated Loan Agreement to be executed and/or delivered to Bank shall be in form and content satisfactory to Bank and its counsel.

          E. Partial Invalidity. The unenforceability or invalidity of any provision of this Restated Loan Agreement shall not affect the enforceability or validity of any other provision herein and the invalidity or unenforceability of any provision of any Loan Document to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

          F. Indemnification. Borrower shall indemnify, defend and hold Bank and its successors and assigns harmless from and against any and all claims, demands, suits, losses, damages, assessments, fines, penalties, costs or other expenses (including reasonable attorneys' fees and court costs) arising from or in any way related to any of the transactions contemplated hereby, including but not limited to actual or threatened damage to the environment, agency costs of investigation, personal injury or death, or property damage, due to a release or alleged release of Hazardous Materials, arising from Borrower's business operations, any other property owned by Borrower or in the surface or ground water arising from Borrower's business operations, or gaseous emissions arising from Borrower's business operations or any other condition existing or arising from Borrower's business operations resulting from the use or existence of Hazardous Materials, whether such claim proves to be true or false. Borrower further agrees that its indemnity obligations shall include, but are not limited to, liability for damages resulting from the personal injury or death of an employee of the Borrower, regardless of whether the Borrower has paid the employee under the workmen s compensation laws of any state or other similar federal or state legislation for the protection of employees. The term "property damage" as used in this paragraph includes, but is not limited to, damage to any real or personal property of the Borrower, the Bank, and of any third parties. The Borrower's obligations under this paragraph shall survive the repayment of the Loan and any deed in lieu of foreclosure or foreclosure of any Deed to Secure Debt, Deed of Trust, Security Agreement or Mortgage securing the Loan.

          G. Survivability. All covenants, agreements, representations and warranties made herein or in the other Loan
Documents shall survive the making of the Loan and shall continue in full force and effect so long as the Loan is outstanding.

     11. ARBITRATION. ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY RELATED AGREEMENTS OR INSTRUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW). THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF JUDICIAL ARBITRATION AND MEDIATION SERVICES, INC. (J.A.M.S.), AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS AGREEMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS AGREEMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

     A. SPECIAL RULES. THE ARBITRATION SHALL BE CONDUCTED IN THE CITY OF BRADENTON, FLORIDA AND ADMINISTERED BY J.A.M.S. WHO WILL APPOINT AN ARBITRATOR; IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 60 DAYS.

     B. RESERVATION OF RIGHTS. NOTHING IN THIS AGREEMENT SHALL BE DEEMED TO (I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS AGREEMENT; OR (II) BE A WAIVER BY THE BANK OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. SEC. 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT THE RIGHT OF THE BANK HERETO (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED TO) SETOFF, OR (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER. THE BANK MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS AGREEMENT. NEITHER THIS EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IF ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed under seal by their duly authorized representatives as of the date first above written.

                              BANK:

                              NATIONSBANK, N.A.

                              By:/s/ Nathan Coon
                                ----------------------------
                                 Nathan Coon, Vice President

                                        (CORPORATE SEAL)


                              BORROWER:

                              ELCOTEL, INC., a Delaware
                              corporation


                              By:/s/ Ronald M. Tobin
                                 -------------------------------
                                 Ronald M. Tobin, Vice President and
                                 Chief Financial Officer

                                   (CORPORATE SEAL)

                              ELCOTEL DIRECT, INC., a Delaware
                              corporation

                              By:/s/ Ronald M. Tobin
                                 -------------------------------
                                 Ronald M. Tobin, Vice President

                                   (CORPORATE SEAL)

                              ELCOTEL HOSPITALITY SERVICES,
                              INC., a Delaware corporation

                              By:/s/ Ronald M. Tobin
                                 -------------------------------
                                 Ronald M. Tobin, Vice President

                                   (CORPORATE SEAL)

STATE OF GEORGIA
COUNTY OF FULTON

     The foregoing instrument was acknowledged before me this 25th day of November, 1997, by Nathan Coon, Vice-President of NATIONSBANK, N.A., a National Banking Association, on behalf of Bank. He is personally known to me and produced a Florida Drivers License as identification and did not take an oath.

                              /s/ Carolyn Landrum
                              ------------------------------
                              *Carolyn Landrum
     (NOTARIAL SEAL)          *(Print Name of Notary Public)
                              Notary Public - State of Georgia
                              My commission expires June 4, 2000
                              Notary Public, DeKalb County, GA
STATE OF GEORGIA
COUNTY OF FULTON

     The foregoing instrument was acknowledged before me this 25th day of November, 1997, by Ronald M. Tobin, Vice-President and Chief Financial Officer of ELCOTEL, INC., a Delaware corporation, on behalf of said corporation. He is personally known to me and produced a Florida Drivers License as identification and did not take an oath.

                              /s/ Carolyn Landrum
                              ------------------------------
                              *Carolyn Landrum
     (NOTARIAL SEAL)          *(Print Name of Notary Public)
                              Notary Public - State of Georgia
                              My commission expires June 4, 2000
                              Notary Public, DeKalb County, GA

STATE OF GEORGIA
COUNTY OF FULTON

     The foregoing instrument was acknowledged before me this 25th day of November, 1997, by Ronald M. Tobin, Vice-President of ELCOTEL DIRECT, INC., a Delaware corporation, on behalf of said corporation. He is personally known to me and produced a Florida Drivers License as identification and did not take an oath.



                              /s/ Carolyn Landrum
                              ------------------------------
                              *Carolyn Landrum
     (NOTARIAL SEAL)          *(Print Name of Notary Public)
                              Notary Public - State of Georgia
                              My commission expires June 4, 2000
                              Notary Public, DeKalb County, GA

STATE OF GEORGIA
COUNTY OF FULTON

     The foregoing instrument was acknowledged before me this 25th day of November, 1997, by Ronald M. Tobin, Vice-President of ELCOTEL HOSPITALITY SERVICES, INC., a Delaware corporation, on behalf of said corporation. He is personally known to me and produced a Florida Drivers License as identification and did not take an oath.




                              /s/ Carolyn Landrum
                              ------------------------------
                              *Carolyn Landrum
     (NOTARIAL SEAL)          *(Print Name of Notary Public)
                              Notary Public - State of Georgia
                              My commission expires June 4, 2000
                              Notary Public, DeKalb County, GA